Exhibit 10.4
Michael Seedman
AMENDMENT TO SHARE OPTION AGREEMENT
DATED: April 18, 2011 (effective August 2, 2011)
PARTIES:
(1)	MEDQUIST HOLDINGS INC. (f/k/a CBAYSYSTEMS HOLDINGS LIMITED), a Delaware corporation, whose registered office is 9009 Carothers Parkway, Franklin, TN 37067 (the “Company”); and

(2)	MICHAEL SEEDMAN (the “Optionholder”).
RECITALS:
(A)	By a share option agreement, dated as of April 17, 2009 (the “Option Agreement”), the Company granted the Optionholder an option over ordinary shares in the capital of the Company on the terms and conditions set out therein, including a ten year term.

(B)	Pursuant to the terms of the Optionholder’s employment agreement, dated August 8, 2009, as amended as of February __, 2011 (the “Employment Agreement”), all options will accelerate and vest in full in connection with a termination of employment without “Cause” (as such term is defined in the Employment Agreement).

(C)	Optionholder’s employment with the Company terminated without “Cause” on April 1, 2011 and the Optionholder is a Leaver pursuant to the provisions of clause 3.4(b) of the Option Agreement.

(D)	The Company and the Optionholder have agreed that the period of 90 days for exercise of the Option under clause 3.4(b) of the Option Agreement following the Optionholder becoming a Leaver shall be extended, conditioned on the terms set out below.
OPERATIVE PROVISIONS:
1.	Interpretation

1.1	Words and expressions defined in the Option Agreement shall bear the same meanings in this agreement except where the context otherwise requires.

1.2	The provisions of clauses 1.2 and 1.3 of the Option Agreement shall apply to this agreement as if set out in full.

2.	Amendment of the Option Agreement

2.1	Clause 3.4(b) of the Option Agreement shall be replaced by the following:

“for any reason other than one specified in sub-clause (a) or (c) of this clause 3.4, the Option shall continue to be exercisable over all of the Shares subject to the Option; provided that, such exercise must take place on or before December 31, 2012, failing which the Option shall lapse; or”

2.2	Save as varied by this agreement the Option Agreement shall continue in full force and effect and the Option Agreement together with this agreement shall be read and construed as one agreement.

3.	Proper Law

This agreement shall be governed by and construed in accordance with English law.

4.	Rights of Third Parties

4.1	The parties agree and acknowledge that:
4.1.1	nothing in this agreement is intended to benefit any person who is not a party to it (a “Non-Party”) and accordingly no Non-Party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement; and

4.1.2	no consent of any Non-Party shall be required for any revision of or amendment to this.
4.2	The provisions of clause 4.1 do not affect any right or remedy of a third party which exists or is available otherwise than by the Contracts (Rights of Third Parties) Act 1999.

5.	Counterparts

This agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all counterparts together shall constitute one and the same instruments.
IN WITNESS whereof the parties have signed this agreement the day and year first above written.

EXECUTED as a DEED by	)
MEDQUIST HOLDINGS INC.	)	/s/ Robert Aquilina

acting by:	)	Director

Robert Aquilina, Director	)
and Mark R. Sullivan, Secretary	)	/s/ Mark R. Sullivan

Secretary

EXECUTED as a DEED by	)
MICHAEL SEEDMAN	)
on being by signed by:	)	/s/ Michael Seedman

in the presence of:	)

Signature of witness:	/s/ Roberta Seedman
Name: Roberta Seedman

Address: 1436 Waverly Road Highland Park, IL 60035

Occupation: Homemaker

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